Exhibit 23.1
                                                                    ------------



                Consent of Mann Frankfort Stein & Lipp CPAs, LLP
                ------------------------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-38606) of Blue Dolphin Energy Company and in the related Prospectus of our report dated March 5, 2004, with respect to the consolidated financial statements included in this Annual Report (Form 10-KSB) of Blue Dolphin Energy Company for the year ended December 31, 2003.


/s/ Mann Frankfort Stein & Lipp CPAs, LLP
Houston, Texas
April 28, 2004